UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2002
_______________

Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated March 4, 2002
2.       Press Release of the Company dated March 5, 2002
3.       Press Release of the Company dated March 6, 2002
4.       Press Release of the Company dated March 6, 2002
5.       Press Release of the Company dated March 12, 2002

Item 9.         Regulation FD Disclosure

On March 4, 2002, the Company announced that Mr. Roy Davidson Trivett has been appointed to the board of directors.

On March 5, 2002, the Company announced that they intend to enter into a strategic alliance with OSI Systems, Inc., pending the successful negotiation and execution of a definitive agreement for the design, development and marketing of aviation and transportation security products based on Imagis' biometric facial recognition software.

On March 6, 2002, the Company announced that it has received a letter from Pembridge Group of Boston requesting that the Board consider a proposal to take Imagis Private. The directors intend to appoint a special committee to evaluate the proposal and its benefits to the Company and its shareholders.

Also on March 6, 2002, the Company announced the establishment of an office in Australia and the appointment of Roger Henning as regional director for Asia Pacific. In this capacity, Mr. Henning will work with and support Imagis' strategic business partners across the region.

On March 12, 2002, the Company, together with Sanyo Electric Co., Ltd. and Intacta Technologies Inc., announced the formation of SecurityART Inc. SecurityArt will integrate the hardware and software technologies of all three companies providing a high-level, robust and multi-level security and verification solution for access control

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: March 14, 2002	By: /s/ Rory Godinho

Rory Godinho
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued March 4, 2002
99.2	Press release issued March 5, 2002
99.2	Press release issued March 6, 2002
99.2	Press release issued March 6, 2002
99.2	Press release issued March 12, 2002